                                  EXHIBIT (2)

                     AGREEMENT AND PLAN OF REORGANIZATION


                                By and Between

                          BANK OF BOSTON CORPORATION

                                      and

                              THE BOSTON BANCORP



                               October 10, 1995

                               TABLE OF CONTENTS
                               ----- -- --------

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                                  ARTICLE II

                            THE ACQUISITION MERGER
                            --- ----------- ------

2.01    Surviving Corporation..............................................  10
2.02    Purposes and Authorized Capital Stock
         of Surviving Corporation..........................................  10
2.03    Effect of the Acquisition Merger...................................  10
2.04    Additional Actions.................................................  11
2.05    Articles of Organization and By-laws...............................  11
2.06    Directors and Officers.............................................  11
2.07    Effective Time; Conditions.........................................  11
2.08    Dissenters' Appraisal Rights.......................................  11
2.09    Effect on Outstanding Shares.......................................  12
2.10    Anti-Dilution......................................................  13
2.11    Procedures.........................................................  13
2.12    Treatment of Seller Stock Options..................................  15
2.13    Exchange Agent.....................................................  16
2.14    Delivery of Measurement Date Documents.............................  16


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    --------------- --- ---------- -- -----

3.01    Corporate Organization.............................................  17
3.02    Capitalization.....................................................  18
3.03    Authority; No Violation............................................  18
3.04    Consents and Approval..............................................  20
3.05    Financial Statements...............................................  20
3.06    Absence of Undisclosed Liabilities.................................  21
3.07    Broker's Fees......................................................  21
3.08    Absence of Certain Changes or Events...............................  21
3.09    Legal Proceedings..................................................  21

3.10    Agreements with Banking Authorities................................  22
3.11    Reports............................................................  22
3.12    Compliance with Applicable Law.....................................  22
3.13    Buyer Common Stock.................................................  22
3.14    Ownership of Seller Common Stock...................................  23
3.15    Buyer Information..................................................  23
3.16    Disclosure.........................................................  23


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   --------------- --- ---------- -- ------

4.01    Corporate Organization.............................................  23
4.02    Capitalization.....................................................  24
4.03    Authority; No Violation............................................  25
4.04    Consents and Approvals.............................................  27
4.05    Financial Statements...............................................  27
4.06    Absence of Undisclosed Liabilities.................................  28
4.07    Broker's Fee.......................................................  28
4.08    Absence of Certain Changes or Events...............................  28
4.09    Legal Proceedings..................................................  28
4.10    Taxes and Tax Returns..............................................  29
4.11    Employees..........................................................  31
4.12    Agreements with Banking Authorities................................  32
4.13    Material Agreements................................................  32
4.14    Ownership of Property..............................................  33
4.15    Reports............................................................  33
4.16    Compliance with Applicable Law.....................................  34
4.17    Environmental Matters..............................................  34
4.18    Antitakeover Statutes Not Applicable...............................  34
4.19    Ownership of Buyer Common Stock....................................  34
4.20    Insurance..........................................................  35
4.21    Labor..............................................................  35
4.22    Material Interests of Certain Persons..............................  35
4.23    Absence of Registration Obligations................................  35
4.24    Loans..............................................................  35
4.25    Seller Information.................................................  36
4.26    Disclosure.........................................................  36

                                   ARTICLE V

                           COVENANTS OF THE PARTIES
                           --------- -- --- -------

5.01    Conduct of the Business of Seller..................................  36
5.02    Access to Properties and Records;
          Confidentiality..................................................  40
5.03    No Solicitation....................................................  42
5.04    Regulatory Matters; Consents.......................................  43
5.05    Approval of Seller's Stockholders..................................  43
5.06    Agreements of Seller's Affiliates..................................  44
5.07    Further Assurances.................................................  44
5.08    Disclosure Supplements.............................................  44
5.09    Public Announcements...............................................  45
5.10    Organization of Merger Subsidiary..................................  45
5.11    Tax-Free Reorganization Treatment..................................  45
5.12    Stock Exchange Listing.............................................  45
5.13    Employment and Benefit Matters.....................................  45
5.14    Directors' and Officers' Indemnification...........................  46
5.15    Accountants' Letters...............................................  47
5.16    Maintenance of Records.............................................  47
5.17    Leases.............................................................  47
5.18    Pre-Closing Transactions...........................................  47
5.19    Bank Merger........................................................  48
5.20    Resignations.......................................................  48
5.21    Disposition of Commercial Real Estate Loan Portfolio...............  48


                                  ARTICLE VI

                              CLOSING CONDITIONS
                              ------- ----------

6.01    Conditions to Each Party's
          Obligations Under This Agreement.................................  48
6.02    Conditions to the Obligations of
          Buyer Under This Agreement.......................................  49
6.03    Conditions to the Obligations of
          Seller Under This Agreement......................................  50

                                  ARTICLE VII

                                    CLOSING
                                    -------

7.01    Time and Place.....................................................  52
7.02    Deliveries at the Closing..........................................  52


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       -----------  --------- --- ------

8.01    Termination........................................................  52
8.02    Effect of Termination..............................................  53
8.03    Amendment, Extension and Waiver....................................  53


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

9.01    Expenses...........................................................  54
9.02    Non-Survival.......................................................  54
9.03    Notice.............................................................  54
9.04    Parties in Interest................................................  55
9.05    Entire Agreement...................................................  55
9.06    Counterparts.......................................................  56
9.07    Governing Law......................................................  56
9.08    Captions...........................................................  56
9.09    Effect of Investigations...........................................  56
9.10    Severability.......................................................  56
9.11    Specific Enforceability............................................  56
9.12    Waiver of Jury Trial...............................................  56

                        LIST OF SCHEDULES AND EXHIBITS
                        ---- -- --------- --- --------

Schedule 1.     Pre-Closing Transactions

Exhibit A.      Form of Seller Option Agreement

Exhibit B.      Form of Seller Stockholder's Agreement

Exhibit C.      Form of Seller Affiliates Agreement

Exhibit D.      Form of Bank Merger Agreement

Exhibit E.      Buyer's Reduction in Force Policy

                     AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of October 10, 1995, by and between Bank of Boston Corporation, a Massachusetts corporation (the "Buyer"), and The Boston Bancorp, a Massachusetts corporation (the "Seller").

     The Buyer and the Seller deem it advisable and in the best interests of their respective stockholders to consummate the business combination provided for herein.

     In consideration of the mutual covenants, representations, warranties and agreements contained herein and in consideration of (a) the execution and delivery of the Seller Option Agreement (as hereinafter defined in Article I hereof) between the Seller and the Buyer pursuant to which the Seller has on this day granted the Seller Option (as defined in Article I hereof) to the Buyer and (b) the execution and delivery by the Principal Stockholder of the Seller Stockholder's Agreement (as such terms are defined in Article I hereof), each as a condition and inducement to the Buyer to enter into this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

     "Acquisition Merger" shall mean the merger of Merger Subsidiary with and
      ----------- ------
into Seller in accordance with the terms and conditions of this Agreement.

     Acquisition Transaction" shall have the meaning ascribed thereto in Section
     ----------- -----------
5.03 hereof.

     "Adjusted Net Worth" shall mean, as determined with respect to any given
      -------- --- -----
date, the consolidated stockholders' equity of Seller determined in accordance with GAAP as of such date, adjusted as follows:

     (a)     decreased by:

             (i) all contracted severance costs related to the termination of the employment of the persons listed on Schedule 5.13, to the extent such costs have not previously been accrued;

             (ii) all costs associated with the transactions contemplated by this Agreement, including without limitation accounting, legal, investment banking, brokerage and any other service fees and related expenses, to the extent such fees and expenses have not previously been accrued;

             (iii) any prepayment penalties associated with the prepayment of Federal Home Loan Bank borrowings, to the extent such penalties have not previously been accrued;

             (iv) any remaining book value and deferred tax attributes related to partnership interests in Harbor Point and Parmalee or related to advances previously made to the Central Fund;

             (v) any costs associated with the defeasement of the Seller's medium-term notes, to the extent that such costs have not previously been accrued; and

     (b)     increased by:

             (i) the excess of (A) the deferred tax liability associated with the recapture of the tax bad debt reserve, over (B) the present value of that tax liability using an annual discount rate of 14% and assuming that such deferred tax liability will be paid ratably on the last day of each of the 24 calendar quarters ending after the Closing Date;

             (ii) the tax benefit realized or to be realized by the Seller or the Buyer with respect to (a) nonqualified options as to which the option holders have committed on or prior to the Measurement Date to exercise such options after the Measurement Date and on or prior to the Effective Time, (b) incentive stock options as to which the option holders have on or prior to the Measurement Date (i) exercised such options or committed to exercise and have exercised such options on or prior to the Effective Time and (ii) committed to consummate and have consummated on or prior to the Effective Time a disqualifying disposition of the shares acquired upon exercise, or (c) any cash payments which option holders have committed on or prior to the Measurement Date to accept in lieu of their rights under their options; and

             (iii) (a) the amount of Seller's consolidated accrued pension cost, calculated under Statement of Financial Accounting Standards No. 87 as of the Measurement Date minus (b) the amount of any deferred tax asset corresponding to such accrued pension cost, minus (c) the amount, if any, of the consolidated cash contributions required to be made to Seller's pension plan to ensure that as of the Measurement Date the current value of the assets of Seller's Pension Plan is not more than $500,000 less than the plan's "Benefit Liabilities" as that term is defined in
                     (S)4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements (whether or not such amount could lawfully be added to the plan at the Measurement Date), plus (d) the amount of any tax benefit that would be realizable by Buyer or by Seller after the Measurement Date when and if it contributes to the plan the amount determined in clause (c) above attributable to the deductibility of such amount.

     "Agreement" shall mean this Agreement and Plan of Reorganization by and
      ---------
among the Buyer, the Seller and the Savings Bank.

     "Articles of Merger" shall have the meaning ascribed thereto in Section
      -------- -- ------
2.07 hereof.

     "Average Closing Price" shall have the meaning ascribed thereto in Section
      ------- ------- -----
2.09(a) hereof.

     "Bank" shall mean The First National Bank of Boston.
      ----

     "Bank Merger" shall mean the merger of the Savings Bank with and into the
      ---- ------
Bank in accordance with the terms and conditions of the Bank Merger Agreement.

     "Bank Merger Agreement" shall mean the Agreement of Merger to be entered
      ---- ------ ---------
into by and between the Bank and the Savings Bank in substantially the form attached hereto as Exhibit D.
                   ------- -

     "Bank Merger Effective Time" shall mean the specific time at which the Bank
      ---- ------ --------- ----
Merger has become effective in accordance with the terms and conditions contained in the Bank Merger Agreement and applicable law.

     "Bank Premises" shall mean the main office and all of the branch offices of
      ---- --------
the Savings Bank and all other facilities used in the ordinary course of the business of the Savings Bank, including all of the real estate and improvements located thereon which compose such offices and other banking premises.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.
      ----

     "BSE" shall mean the Boston Stock Exchange, Inc.
      ---

     "Buyer Balance Sheet" shall have the meaning ascribed thereto in Section
      ----- ------- -----
3.05 hereof.

     "Buyer Common Stock" shall have the meaning ascribed thereto in Section
      ----- ------ -----
3.02(a) hereof.

     "Buyer Preferred Stock" shall have the meaning ascribed thereto in Section
      ----- --------- -----
3.02(a) hereof.

     "Buyer Registration Statement" shall have the meaning ascribed thereto in
      ----- ------------ ---------
Section 5.04 hereof.

     "Buyer Reports" shall have the meaning ascribed thereto in Section 3.11
      ----- -------
hereof.

     "Buyer Rights Agreement" shall mean that Rights Agreement dated as of June
      ----- ------ ---------
28, 1990, as amended, between the Buyer and the Bank as Rights Agent.

     "Central Fund" shall mean the Mutual Savings Central Fund, Inc.
      ------- ----

     "Closing Date " shall mean the date on which the Effective Time occurs.
      ------- ----

     "CMPs" shall have the meaning ascribed thereto in Section 3.12 hereof.
      ----

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Companies" shall have the meaning ascribed thereto in Section 4.10(a)
      ---------
hereof.

     "Confidentiality Agreement" shall mean that certain letter agreement
      --------------- ---------
between the Buyer and the Seller dated April 24, 1995.

     "Confidential Information" shall have the meaning ascribed thereto in
      ------------ -----------
Section 5.02(b) hereof.

     "Constituent Corporations" shall have the meaning ascribed thereto in
      ----------- ------------
Section 2.01 hereof.

     "Conversion Number" shall have the meaning ascribed thereto in Section
      ---------- ------
2.09(a) hereof.

     "CRE Loans" shall have the meaning ascribed thereto in Section 5.21 hereof.
      --- -----

     "Deposits" shall mean the deposits (as such term is defined under Section
      --------
3(1) of the FDIA) reflected in the Records of the Savings Bank as of the close of business on the Measurement Date, and shall include, but shall not be limited to, deposits which are maintained in the following types of accounts: (i) passbook/statement savings accounts; (ii) 90-day accounts (i.e., special notice accounts); (iii) NOW and SuperNOW Accounts (i.e., negotiable order of withdrawal accounts); (iv) money-market accounts; (v) demand deposit accounts; (vi) certificates of deposit;
(vii) escrow accounts; (viii) time deposit accounts; and (ix) individual retirement accounts ("IRAs"). Deposits shall also include all uncollected items included in the depositors' balances and credited on the books of the Savings Bank as of the close of business on the Measurement Date.

     "Deposit Liabilities" shall mean the obligation of the Savings Bank, as of
      ------- -----------
the close of business on the Measurement Date, to pay the principal balances of, and interest or dividends on, all accounts relating to the Deposits in accordance with the terms of the contracts by which such accounts were created or otherwise as required by law.

     "Disagreement" shall have the meaning ascribed thereto in Section 2.14(b)
      ------------
hereof.

     "Dissenting Holder" shall have the meaning ascribed thereto in section
      ---------- ------
2.09(c) hereof.

     "Dissenting Shares" shall have the meaning ascribed thereto in Section
      ---------- ------
2.09(c) hereof.

     "DOJ" shall mean the United States Department of Justice.
      ---

     "DPC Shares" shall have the meaning ascribed thereto in Section 3.14
      --- ------
hereof.

     "Effective Time" shall mean the specific time on the Closing Date at which
      --------- ----
the Acquisition Merger has become effective pursuant to the laws of the Commonwealth of Massachusetts.

     "EPA" shall mean the United States Environmental Protection Agency.
      ---

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" shall have the meaning ascribed thereto in Section 3.05
      -------- ---
hereof.

     "Exchange Agent" shall have the meaning ascribed thereto in Section 2.13
      -------- -----
hereof.

     "Excluded Employees" shall have the meaning ascribed thereto in Section
      -------- ---------
5.13 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.
      ----

     "FDIC" shall mean the Federal Deposit Insurance Corporation.
      ----

     "Federal Reserve Board" shall mean the Board of Governors of the Federal
      ------- ------- -----
Reserve System or the Federal Reserve Bank of Boston, as applicable.

     "GAAP" shall mean generally accepted accounting principles and practices in
      ----
effect from time to time within the United States applied consistently throughout the period involved.

     "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.
      ----

     "Independent Accounting Firm" shall mean any "Big Six" accounting firm or
      ----------- ---------- ----
its successor (other than the respective independent public accountants of each of Buyer and Seller.

     "Injunction" shall have the meaning ascribed thereto in Section 6.01(d)
      ----------
hereof.

     "IRS" shall mean the United States Internal Revenue Service.
      ---

     "Loans" shall have the meaning set forth in Section 4.25 hereof.
      -----

     "Massachusetts Board" shall have the meaning ascribed thereto in Section
      ------------- -----
3.04 hereof.

     "Massachusetts Commissioner" shall have the meaning ascribed thereto in
      ------------- ------------
Section 3.04 hereof.

     "Material Adverse Effect" shall mean with respect to Buyer or Seller, or
      -------- ------- ------
any other entity, a material adverse effect on the assets, properties, liabilities (including without limitation any material reduction in Deposit Liabilities), business, operations, results of operations or financial condition of Buyer or Seller or such other entity, as the case may be, and its subsidiaries, taken as a whole; provided, however, that any material adverse effect on the assets, properties, liabilities, business, operations, results of operations or financial condition of Seller and its subsidiaries, taken as a whole, resulting from activities permitted or required by Section 5.18 hereof shall not be taken into account in determining whether a Material Adverse Effect has occurred for purposes of this Agreement.

     "MBCL" shall mean the Massachusetts Business Corporation Law, as amended.
      ----

     "Measurement Date" shall mean that day which (i) is the last day of a
      ----------- ----
calendar month and (ii) precedes the Closing Date by not less than ten (10) nor more than twenty-three (23) business days.

     "Measurement Date Documents" shall have the meaning ascribed thereto in
      ----------- ---- ---------
Section 2.14(a) hereof.

     "Merger Subsidiary" shall mean that certain business corporation, which
      ------ ----------
shall be organized as a wholly-owned direct or indirect subsidiary of Buyer under the laws of the Commonwealth of Massachusetts for the purpose of merging with the Seller pursuant to the terms of this Agreement.

     "Merger Subsidiary Common Stock" shall have the meaning ascribed thereto in
      ------ ---------- ------ -----
Section 5.10 hereof.

     "MHPF" shall mean the Massachusetts Housing Partnership Fund.
      ----

     "NASD" shall mean the National Association of Securities Dealers, Inc.
      ----

     "Notice of Disagreement" shall have the meaning ascribed thereto in Section
      ------ -- ------------
2.14(b) hereof.

     "NYSE" shall mean the New York Stock Exchange, Inc.
      ----

     "OCC" shall mean the Office of the Comptroller of the Currency of the
      ---
United States Department of the Treasury.

     "OTS" shall mean the Office of Thrift Supervision of the United States
      ---
Department of the Treasury.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      ----

     "Pre-Closing Transactions" shall mean all of those transactions that are
      ----------- ------------
further described in Schedule 1 to this Agreement, which shall or may be completed by the Seller and its subsidiaries, as applicable, on or prior to the close of business on the Measurement Date in accordance with the terms of this Agreement.

     "Principal Stockholder" shall mean Chieftain Capital Management, Inc.
      --------- -----------

     "Proxy Statement" shall have the meaning ascribed thereto in Section
      ----- ---------
5.04(a) hereof.

     "Records" means all records and original documents in the Seller's
      -------
possession which pertain to and are utilized by the Seller and its subsidiaries to administer, reflect, monitor, evidence or record information respecting Seller's consolidated business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the consolidated business of the Seller.

     "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in
      --------- ---------- ---------
Section 6.01(b) hereof.

     "Savings Bank" shall mean Seller's wholly owned subsidiary, South Boston
      ------- ----
Savings Bank.

     "SEC" shall have the meaning ascribed thereto in Section 3.04 hereof.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended (15
      ---------- ---
U.S.C. (S)77a et seq.).
              -- ---

     "Seller" shall have the meaning ascribed thereto in the preamble to this
      ------
Agreement.

     "Seller Affiliates" shall have the meaning ascribed thereto in Section 5.06
      ------ ----------
hereof.

     "Seller Affiliates Agreement" shall mean the form of written agreement to
      ------ ---------- ---------
be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as Exhibit C.
                                                         ------- -

     "Seller Balance Sheet" shall have the meaning ascribed thereto in Section
      ------ ------- -----
4.05 hereof.

     "Seller Benefit Plans" shall have the meaning ascribed thereto in Section
      ------ ------- -----
4.11(a) hereof.

     "Seller Common Stock" shall have the meaning ascribed thereto in Section
      ------ ------ -----
4.02(a) hereof.

     "Seller Disclosure Schedule" shall have the meaning ascribed thereto in
      ------ ---------- --------
Section 4.02(b) hereof.

     "Seller ESOP" shall mean Seller's Employee Stock Ownership Plan.
      ------ ----

     "Seller Option" shall mean the option granted to the Buyer pursuant to the
      ------ ------
Seller Option Agreement.

     "Seller Option Agreement" shall mean that certain stock option agreement of
      ------ ------ ---------
even date herewith by and between the Buyer and the Seller in the form attached hereto as Exhibit A.
          ------- -

     "Seller Other Plans" shall have the meaning ascribed thereto in Section
      ------ ----- -----
4.11(a) hereof.

     "Seller Pension Plans" shall have the meaning ascribed thereto in Section
      ------ ------- -----
4.11(a) hereof.

     "Seller Preferred Stock" shall have the meaning ascribed thereto in Section
      ------ --------- -----
4.02(a) hereof.

     "Seller Reports" shall have the meaning ascribed thereto in Section 4.15
      ------ -------
hereof.

     "Seller Stock Option Plan" means the Seller's 1983, 1986 and 1989 Stock
      ------ ----- ------ ----
Option Plans, considered collectively, each as may be amended and currently in effect.

     "Seller Stockholders' Agreement" means that certain letter agreement or
      ------ ------------- ---------
agreements of even date herewith executed and delivered to the Buyer by each of the Principal Stockholders in the form attached hereto as Exhibit B.
                                                          ------- -

     "Significant Subsidiary" shall have the meaning ascribed thereto in Section
      ----------- ----------
3.01(b) hereof.

     "subsidiaries" shall mean, when used with reference to a party, any
      ------------
corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     "Surviving Corporation" shall have the meaning ascribed thereto in Section
      --------- -----------
2.01 hereof.

     "Tax" shall have the meaning ascribed thereto in Section 4.10(r)(A) hereof.
      ---

     "Tax Return" shall have the meaning ascribed thereto in Section 4.10(r)(B)
      --- ------
hereof.

     "Termination Date" shall have the meaning ascribed thereto in Section
      ----------- ----
8.01(b) hereof.

     "Trust Account Shares" shall have the meaning ascribed thereto in Section
      ----- ------- ------
3.12 hereof.

     "Valuation Period" shall have the meaning ascribed thereto in Section
      --------- ------
2.09(a) hereof.

                                  ARTICLE II

                            THE ACQUISITION MERGER
                            --- ----------- ------

     2.01    Surviving Corporation. In accordance with the provisions of this
             --------- -----------
Article II and Section 78 of the MBCL, at the Effective Time, Merger Subsidiary shall be merged with and into Seller (the two merging corporations being sometimes collectively referred to herein as the "Constituent Corporations") and
                                                  ----------- ------------
the separate corporate existence of Merger Subsidiary shall cease. Seller shall be the surviving corporation in the Acquisition Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate
                    --------- -----------
existence under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall be "The Boston Bancorp".

     2.02    Purposes and Authorized Capital Stock of Surviving Corporation. As
             -------- --- ---------- ------- ----- -- --------- -----------
of the Effective Time, the purposes and authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Organization of Seller immediately prior to the Effective Time.

     2.03    Effect of the Acquisition Merger.
             ------ -- --- ----------- ------

             (a) At the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Acquisition Merger, but shall be vested in the Surviving Corporation.

             (b) From and after the Effective Time, the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Acquisition Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent Corporations in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of the Constituent Corporations shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Acquisition Merger. No action or proceeding then pending before any court or tribunal of the Commonwealth of Massachusetts or otherwise in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Acquisition Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

     2.04    Additional Actions. If, at any time after the Effective Time,
             ---------- -------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Acquisition Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out the purposes and intent of this Agreement.

     2.05    Articles of Organization and By-laws. The Articles of Organization
             -------- -- ------------ --- -------
and the By-Laws of Seller, as in effect immediately prior to the Effective Time, shall be the Articles of Organization and the By-laws of the Surviving Corporation and, subject to the rights of Buyer as the sole stockholder, shall thereafter continue to be the Surviving Corporation's Articles of Organization and By-Laws until amended as provided therein or by applicable law.

     2.06    Directors and Officers. The directors and officers of Merger
             --------- --- --------
Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, subject to the rights of Buyer as the sole stockholder, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation.

     2.07    Effective Time; Conditions. If all of the conditions precedent set
             --------- ----- ----------
forth in Article VI hereof have been satisfied or waived (to the extent permitted by law), and this Agreement has not otherwise been properly terminated under Article VIII hereof, the appropriate form of articles of merger with respect to the Acquisition Merger shall be prepared by Merger Subsidiary and Seller and filed and recorded pursuant to Section 78(d) of the MBCL with the Massachusetts Secretary of State (as so filed and recorded, the "Articles of
                                                                 -------- --
Merger"). The Acquisition Merger shall become effective at, and the Effective
------
Time shall be, the time specified in the Articles of Merger.

     2.08    Dissenters' Appraisal Rights. Any Dissenting Holder (i) who files
             ----------- --------- ------
with Seller an objection to the Acquisition Merger in writing before the approval of this Agreement by the stockholders of Seller and who states in such objection that he intends to demand payment for his shares of Seller Common Stock if the Acquisition Merger is concluded and (ii) whose shares of Seller Common Stock are not voted in favor of the Acquisition Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

     2.09    Effect on Outstanding Shares.
             ------ -- ----------- ------

             (a)     Seller Common Stock. By virtue of the Acquisition Merger,
                     ------ ------ -----
     automatically and without any action on the part of the holder thereof, each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any such shares held directly or indirectly by Buyer, other than Trust Account Shares and DPC Shares, and any such shares held as treasury stock by Seller) shall become and be converted into the number of shares or fraction of a share of Buyer Common Stock (together with the number of Buyer Rights associated therewith), rounded to the nearest thousandth of a share, equal to the Conversion Number. The "Conversion Number" shall be equal to the quotient
                             ---------- ------
     of dividing

             (i) the sum of (A) the Adjusted Net Worth as of the close of business on the Measurement Date, (B) $40,640,806.00, (C) the product of $40,000.00 and the number of days after the Measurement Date to and including the Closing Date, and (D) the aggregate exercise price of all options to purchase Seller Common Stock outstanding at the close of business on the Measurement Date, by

             (ii) the product of (A) Average Closing Price, and (B) the sum of the number of shares of Seller Common Stock and options to purchase Seller Common Stock outstanding at the close of business on the Measurement Date.

     As of the Effective Time, each share of Seller Common Stock held directly or indirectly by Buyer, other than Trust Account Shares and DPC Shares, and held by Seller as treasury stock shall be canceled, retired and cease to exist, and no payment shall be made with respect thereof. For purposes of this Agreement, "Average Closing Price" shall mean the average of the
                      ------- ------- -----
     closing prices of shares of Buyer Common Stock as reported on the NYSE composite transactions reporting system for the twenty consecutive trading days ending on the third business day prior to the Closing Date (such period being the "Valuation Period").
                       --------- ------

             (b)     Merger Subsidiary Common Stock. By virtue of the
                     ------ ---------- ------ -----
     Acquisition Merger, automatically and without any action on the part of the holder thereof, each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.00 share of common stock of the Surviving Corporation, par value $1.00 per share ("Surviving Corporation Common Stock"). Each certificate which immediately
       --------- ----------- ------ -----
     prior to the Effective Time represented outstanding shares of Merger Subsidiary Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Subsidiary Common Stock represented by such certificate shall have been converted pursuant to this
     Section 2.09(b).

             (c)     Dissenting Shares. No conversion under Section 2.09(a)
                     ---------- ------
     hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (such shares being referred to herein as "Dissenting
                                                                      ----------
     Shares"); provided, however, each Dissenting Share outstanding immediately
     ------
     prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into shares of Buyer Common Stock as specified in Section 2.09(a) hereof. For purposes of this Agreement, the term "Dissenting Holder" shall mean a
                                           ---------- ------
     holder of shares of Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Acquisition Merger and demand appraisal of such holder's shares of Seller Common Stock. Any payments made by Buyer to Dissenting Holders after the Effective Time shall be funded by Buyer's utilizing assets that were either in its possession on a consolidated basis prior to the Effective Time or otherwise not acquired by Buyer on a consolidated basis as a result of the consummation of the Acquisition Merger.

     2.10    Anti-Dilution. In the event that during the period beginning on the
             -------------
first day of the Valuation Period and ending on the Closing Date the outstanding shares of Buyer Common Stock (or the number of Buyer Rights) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock (or other non-cash) dividend, stock split, reverse stock split, or other like changes in Buyer's capitalization (a "Recapitalization"),
                                                           ----------------
then to the extent necessary or appropriate an appropriate and proportionate adjustment shall be made to the number and/or kind of securities to be delivered to the holders of Seller Common Stock so that each holder of Seller Common Stock shall receive under Section 2.09(a) hereof the number of shares of Buyer Common Stock (or the number of Buyer Rights) and/or other securities that such holder would have received if the Recapitalization had occurred immediately after the Effective Time.

     2.11    Procedures.
             ----------

             (a) Certificates which represent shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (each, in each case, a

      "Certificate") and are converted into shares of Buyer Common Stock
       -----------
      pursuant to this Article II shall, after the Effective Time, be deemed to represent shares of the Buyer Common Stock into which such shares have been converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of Buyer Common Stock into which such shares have been converted.

             (b) Buyer shall use all reasonable efforts to cause the Exchange Agent to send to each holder of record of shares of Seller Common Stock outstanding at the Effective Time as promptly as practicable, and in any event within three days after the Effective Time, transmittal materials (which shall be reviewed with and be reasonably acceptable to Seller) for use in exchanging the Certificates for such shares for certificates for shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted pursuant to this Article II. Upon surrender of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive, in exchange therefor, a certificate for the number of shares of Buyer Common Stock to which such holder is entitled, and such Certificate shall forthwith be canceled. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate in accordance with the provisions of this Article II and the transmittal materials, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this Article
      II. If, after the Effective Time, Certificates are presented for transfer to Seller, they shall be canceled and exchanged for the shares of Buyer Common Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

             (c) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Section 2.09(a) hereof, cash adjustments, without interest, will be paid to the holders of Seller Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the Average Closing Price (rounded up to the nearest cent). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.11(c), shares of record held by such holder and represented by two or more Certificates shall be aggregated.

             (d) After the Effective Time, holders of Seller Common Stock shall have no rights as stockholders of Seller, other than (i) to receive shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted and fractional share payments, if any, pursuant to the provisions of Section 2.11(c) above and (ii) the rights afforded to any Dissenting Holder under applicable provisions of the MBCL.

             (e) Notwithstanding the foregoing, neither Buyer nor Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

             (f) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by Buyer of appropriate and customary indemnification, Buyer will issue in exchange for such lost, stolen or destroyed Certificate shares of Buyer Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Article II.

             (g) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company or member firm of the NYSE, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     2.12    Treatment of Seller Stock Options. Each stock option granted by
             ---------    ------ ----- -------
Seller pursuant to the Seller Stock Option Plan outstanding and unexercised immediately prior to the Effective Time shall be converted into an option to purchase shares of Buyer Common Stock with the following terms:

             (a) The number of shares of Buyer Common Stock shall be equal to the product of the number of shares of Seller Common Stock previously subject thereto and the Conversion Number, rounded up to the nearest whole share for non-statutory options and rounded down to the nearest whole share for incentive stock options; and

             (b) The exercise price per share of Buyer Common Stock shall be equal to the exercise price per share of Seller Common Stock previously subject thereto divided by the Conversion Number, rounded up to the nearest cent; and

             (c) The duration and other terms of the option shall be unchanged except that all references to Seller shall be deemed to be references to Buyer; and

             (d) Buyer shall assume the option as contemplated by Section 424(a) of the Code.

     2.13    Exchange Agent.  Prior to the Effective Time, Buyer shall appoint
             -------- -----
an exchange agent for the purpose of exchanging certificates representing shares of Buyer Common Stock for Certificates (the "Exchange Agent"). Buyer shall issue
                                             -------- -----
and deliver to the Exchange Agent certificates representing the shares of Buyer Common Stock to be issued and shall pay to the Exchange Agent the aggregate cash amount to be paid in lieu of fractional share interests, all in accordance with the terms of this Article II.

     2.14    Delivery of Measurement Date Documents.
             -------- -- ----------- ---- ---------

             (a) Within five (5) days following the Measurement Date, and prior to the Effective Time, Seller shall prepare and deliver to Buyer (i) an unaudited consolidated balance sheet of Seller, prepared in accordance with GAAP as of the close of business on the Measurement Date and (ii) a schedule calculating the Adjusted Net Worth as of the close of business on the Measurement Date (collectively, the Measurement Date Documents").

             (b) Within five (5) days after Seller's delivery of the Measurement Date Documents to Buyer, and in any event prior to the Effective Time, Buyer may dispute the amount of the Adjusted Net Worth contained in the Measurement Date Documents by giving written notice (a "Notice of Disagreement") to Seller setting forth in reasonable detail the
      ------ -- ------------
     basis for such dispute (such dispute being referred to herein as a "Disagreement"). The parties shall promptly commence good faith
      ------------
     negotiations with a view to resolving such Disagreement. If Buyer does not give a Notice of Disagreement in accordance with the provisions of the first sentence of this Section 2.14(b) within the five (5) day period set forth therein, Buyer shall be deemed to have irrecoverably accepted the amount of the Adjusted Net Worth as set forth in the Measurement Date Documents delivered to Buyer by Seller.

             (c) If Buyer shall deliver a Notice of Disagreement to Seller in accordance with Section 2.14(b) above, and within five (5) days following Buyer's delivery to Seller of such Notice of Disagreement Buyer and Seller do not resolve the Disagreement, such Disagreement shall be referred to an Independent Accounting Firm mutually selected by Buyer and Seller for a resolution of such Disagreement in accordance with the terms of this Agreement. Any failure by Seller to respond to a Notice of Disagreement within the five (5) day period set forth in the preceding sentence shall be deemed to be a conclusive indication by Seller that it is in agreement with the changes to the Measurement Date Documents proposed by Buyer in such Notice of Disagreement. If Seller and Buyer do not immediately agree on the selection for an Independent Accounting Firm, their respective independent public accountants shall immediately select such firm. Such firm shall resolve the Disagreement as soon as possible and, in any event, within seven (7) days after its selection. The determinations of such firm with respect to any Disagreement shall be final and binding upon the parties and the amount(s) so determined shall be used to complete the final Measurement Date Documents, which shall serve as the basis for determining the Conversion Number under Section 2.09(a) above and/or Seller's satisfaction of the condition set forth in Section 6.02(f) below. All of the fees and expenses of any Independent Accounting Firm retained pursuant to this Section 2.14(c) shall be paid by the Buyer, if the Independent Accounting Firm agrees with the position asserted by the Seller; shall be paid by the Seller, if the Independent Accounting Firm agrees with the position asserted by the Buyer; or shall be split evenly by the Buyer and the Seller if the Independent Account Firm does not agree with either the Buyer or the Seller.

             (d) Following the final completion of the Measurement Date Documents and related final determination of the amount of the Adjusted Net Worth as of the close of business on the Measurement Date, all in accordance with the provisions of Sections 2.14(a) through 2.14(c) above, and subject to the satisfaction or waiver (to the extent legally permitted) of the conditions set forth in Article VI of this Agreement, the parties shall promptly consummate the Acquisition Merger.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        --------------- --- ----------
                                   OF BUYER
                                   -- -----
     Buyer hereby represents and warrants to Seller and the Savings Bank as follows:

     3.01    Corporate Organization.
             --------- ------------

             (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

             (b) Each subsidiary of the Buyer that is a "significant subsidiary" as such term is defined in Regulation S-X of the SEC (each a "Significant Subsidiary" and together the "Significant Subsidiaries") is
      ----------- ----------                    ----------- ------------
     duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Buyer has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate, result in, with respect to the Buyer, a Material Adverse Effect.

     3.02    Capitalization.  The authorized capital stock of the Buyer consists
             --------------
of 200,000,000 shares of common stock, par value $2.25 per share (the "Buyer
                                                                       -----
Common Stock"), and 10,000,000 shares of preferred stock, no par value (the
------ -----
"Buyer Preferred Stock"). As of the close of business on September 30, 1995
 ----- --------- -----
there were 112,161,218 shares of the Buyer Common Stock issued and outstanding and a total of 4,593,941 shares of the Buyer Preferred Stock issued and outstanding (in the form of 1,044,843 shares of Adjustable Rate Cumulative Preferred Stock, Series A, 1,574,783 shares of Adjustable Rate Cumulative Preferred Stock, Series B, 774,783 shares of Adjustable Rate Cumulative Preferred Stock, Series C, 920,000 shares of 8.60% Cumulative Preferred Stock, Series E (represented by 92,000 depositary shares) and 280,000 shares of 7.875% Cumulative Preferred Stock, Series F (represented by 28,000 depositary shares)). As of the close of business on September 30, 1995, the Buyer had 112,161,218 preferred stock purchase rights issued and outstanding pursuant to the Buyer Rights Agreement, which entitle the holders thereof to purchase shares of Junior Participating Preferred Stock, Series D, under certain circumstances. As of the close of business on September 30, 1995, there were 200,000 shares of Junior Participating Preferred Stock, Series D, reserved for issuance upon exercise of such preferred stock purchase rights, none of which shares were issued and outstanding. There were also no shares of the Buyer Common Stock held in the Buyer's treasury as of the close of business on September 30, 1995. In addition, as of the close of business on September 30, 1995, there were 3,732,000 shares of the Buyer Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of the Buyer Common Stock and the Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     3.03    Authority; No Violation.
             ---------  -- ---------

             (a) The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Buyer. No other corporate proceedings on the part of the Buyer are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller) constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that enforcement hereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

             (b) The Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the Bank Merger. When the Bank Merger Agreement is duly and validly executed by the Bank, as contemplated under Section 5.19 below, and assuming that the Bank Merger Agreement is duly authorized, executed and delivered by the Savings Bank, the Bank Merger Agreement shall constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. Except for the due authorization, execution and delivery of the Bank Merger Agreement by the Bank and the adoption of the Bank Merger Agreement by the Buyer and one or more wholly owned subsidiaries of the Buyer in their capacity as the stockholders of the Bank, all as contemplated under Section 5.19 below, no other corporate proceedings on the part of the Bank are necessary to consummate the Bank Merger.

             (c) Neither the execution and delivery of this Agreement and the Bank Merger Agreement by the Buyer and the Bank, respectively, nor the consummation by the Buyer and the Bank, as applicable, of the transactions contemplated by this Agreement and the Bank Merger Agreement, nor compliance by the Buyer and the Bank, as applicable, with any of the terms or provisions of this Agreement and the Bank Merger Agreement, will (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or any of its subsidiaries or any of their respective properties or assets, or,
     (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Buyer or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the articles of organization, certificate of incorporation or other charter document of like nature or by-laws of the Buyer, or such Buyer subsidiary, as the case may be, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clauses (i) and (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not result, with respect to the Buyer, in a Material Adverse Effect.

     3.04    Consents and Approvals.  Except for consents, waivers or approvals
             -------- --- ---------
of, notice to, or filings or registrations with, the Federal Reserve Board, the Massachusetts Board of Bank Incorporation (the "Massachusetts Board"), the OTS,
                                                ------------- -----
the OCC, the Massachusetts Commissioner of Banks (the "Massachusetts
                                                       -------------
Commissioner"), the Securities and Exchange Commission (the "SEC"), the NYSE,
------------                                                 ---
the BSE, the Central Fund, the MHPF, the DOJ, the Massachusetts Secretary of State and certain state "Blue Sky" or securities commissioners, no consents, waivers or approvals of, notices to, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of or notices to any third parties (which term does not include the Board of Directors of the Buyer or of the Bank or the stockholders of the Bank) are necessary, in connection with (i) the execution and delivery by the Buyer of this Agreement,
(ii) the execution and delivery by the Bank of the Bank Merger Agreement or
(iii) the consummation by the Buyer and the Bank of the transactions contemplated by this Agreement and the Bank Merger Agreement. As of the date hereof, Buyer is not aware of any reason why the approvals described in Section 6.03(c) could not be obtained without significant delay.

     3.05    Financial Statements.  The Buyer has made available to the Seller
             --------- ----------
copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of December 31 for the fiscal years 1992 through 1994, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in the Buyer Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1992 through December 31, 1994 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case
                                                  -------- ---
accompanied by the audit report of Coopers & Lybrand, independent accountants for the Buyer and (b) the unaudited consolidated balance sheet of the Buyer and its subsidiaries as of June 30, 1995, the related unaudited consolidated statements of income for the three and six months ended June 30, 1995 and June 30, 1994, the related unaudited consolidated changes in stockholders' equity for the six months ended June 30, 1995 and June 30, 1994 and the related unaudited consolidated statements of cash flows for the six months ended June 30, 1995 and June 30, 1994, all as reported in the Buyer's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 filed with the SEC under the Exchange Act. The

December 31, 1994 consolidated balance sheet (the "Buyer Balance Sheet") of the
                                                   ----- ------- -----
Buyer (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q 10-K and 8-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     3.06    Absence of Undisclosed Liabilities. As of June 30, 1995, none of
             ------- -- ----------- -----------
the Buyer or any of its subsidiaries had any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Buyer, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Buyer, except as disclosed or reflected in the Buyer's unaudited consolidated balance sheet as of such date.

     3.07    Broker's Fees.  Neither the Buyer nor any of its officers or
             -------- ----
directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement and the Bank Merger Agreement.

     3.08    Absence of Certain Changes or Events.  Since June 30, 1995, the
             ------- -- ------- ------- -- ------
Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Buyer or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Buyer.

     3.09    Legal Proceedings.  There is no suit, action or proceeding pending
             ----- -----------
or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Buyer or otherwise materially adversely affect the Buyer's or the Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement, as applicable, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary of the Buyer having any such effect.

     3.10.   Agreements with Banking Authorities.  Neither Buyer nor any of its
             ---------- ---- ------- -----------
subsidiaries is a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with, or has adopted any resolutions at the request of, any federal or state governmental entity charged with the supervision or regulation of banks, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder.

     3.11    Reports.  Since January 1, 1995, the Buyer and its subsidiaries
             -------
have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been or will be made available by the Buyer to the Seller), (b) the Federal Reserve Board,
(c) the OCC, (d) the FDIC and (e) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Buyer Reports"). As
                                                           ----- -------
of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. As of their respective dates, the Buyer Reports described in clause (a) above did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12    Compliance with Applicable Law.  Buyer holds all material licenses,
             ---------- ---- ---------- ---
franchises, permits and authorizations necessary for the lawful conduct of its business, and Buyer has complied with, and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to Buyer, other than where such default or noncompliance will not result in or create a reasonable probability of resulting in a Material Adverse Effect on Buyer or otherwise materially adversely affect Buyer's or the Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement, as applicable.

     3.13    Buyer Common Stock.  The Buyer Common Stock (and the associated
             ----- ------ -----
Buyer Rights) to be issued in connection with the Acquisition Merger is duly authorized and, when issued in accordance with Article II hereof, will be validly issued, fully paid and non-assessable and not subject to preemptive rights, with no personal liability attaching thereto.

     3.14    Ownership of Seller Common Stock.  Neither the Buyer nor, to its
             --------- -- ------ ------ -----
best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares, "Trust Account Shares") and any other shares held in respect of a debt previously contracted (any such shares, "DPC Shares")).

     3.15    Buyer Information.  The information relating to the Buyer and its
             ----- -----------
 subsidiaries to be contained or incorporated by reference in the Buyer Registration Statement and the Proxy Statement, as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     3.16    Disclosure.  No representation or warranty contained in this
             ----------
Agreement, and no statement contained in any certificate, list or other writing furnished to the Seller pursuant to the provisions hereof, to the best knowledge of the Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   --------------- --- ---------- ---------

     Seller hereby represents and warrants to Buyer as follows:

     4.01    Corporate Organization.
             --------- ------------

             (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Savings Bank is a savings bank in stock form duly organized and validly existing under the laws of the Commonwealth of Massachusetts. Each of the Seller and the Savings Bank has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Seller, any Material Adverse Effect. The deposits of the Savings Bank are insured by the FDIC in accordance with the FDIA, and the Savings Bank has paid all assessments that have become due and payable to the FDIC. The Seller is a unitary savings and loan holding company registered with the OTS under the HOLA.

             (b)     Each subsidiary of the Seller, other than the Savings
     Bank, is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of the Seller has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would, neither individually nor in the aggregate, result in, with respect to the Seller, a Material Adverse Effect.

             (c) Since January 1, 1995, the minute books of the Seller and the Savings Bank contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since the respective dates of the Seller's and the Savings Bank's incorporations by its stockholders and Board of Directors and any deficiencies in such minute books prior to January 1, 1995 shall not result, either individually or in the aggregate, in a Material Adverse Effect on Seller.

     4.02    Capitalization.
             --------------

             (a) The authorized capital stock of the Seller consists of 20,000,000 shares of common stock, par value $1.00 per share (the "Seller
                                                                        ------
     Common Stock"), and 3,000,000 shares of preferred stock, par value $1.00
     ------ -----
     per share (the "Seller Preferred Stock"). As of the close of business on
                     ------ --------- -----
     September 30, 1995, there were 5,218,193 shares of the Seller Common Stock and no shares of the Seller Preferred Stock issued and outstanding, no shares of the Seller Common Stock held in the Seller's treasury and no shares of the Seller Common Stock reserved and available for future issuance under outstanding options under the Seller Stock Option Plan. As of the date hereof, 1,038,420 shares of Seller Common Stock are reserved for issuance upon exercise of the Option (the "Seller Option") issued to
                                                    ------ ------
     Buyer pursuant to the Stock Option Agreement with respect to Seller Common Stock of even date herewith between Seller and Buyer (the "Seller Option
                                                                ------ ------
     Agreement"). All issued and outstanding shares of the Seller Common Stock
     ---------
     have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to in this Section
     4.02 and except for the Seller Option Agreement, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of the Seller Common Stock or the Seller Preferred Stock or any other equity security of the Seller or any the Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of the Seller Common Stock or the Seller Preferred Stock or any other equity security of the Seller or any Seller subsidiary or obligating the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, except for the Seller Option Agreement, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any the Seller subsidiary.

             (b)     Section 4.02(b) to the disclosure schedule prepared by
     the Seller and delivered to the Buyer in conjunction with the parties' execution and delivery of this Agreement (the "Seller Disclosure Schedule")
                                                    ------ ---------- --------
     lists each of the subsidiaries of the Seller as of the date of this Agreement and indicates for such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Seller; and (ii) the jurisdiction of incorporation. No subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for such Seller subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any equity security of the Seller or of any Seller subsidiary or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a Seller subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of any Seller subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any Seller subsidiary. All of the shares of capital stock of each of the Seller's subsidiaries held by the Seller are fully paid and nonassessable and are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

     4.03    Authority; No Violation.
             ---------  -- ---------

             (a) The Seller has full corporate power and authority to execute and deliver this Agreement and the Seller Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Seller. The Board of Directors of Seller has directed that this Agreement and the transactions contemplated hereby be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and no other corporate proceedings on the part of Seller are necessary to consummate any of the transactions so contemplated by this Agreement or the Seller Option Agreement. This Agreement and the Seller Option Agreement have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery of this Agreement and the Seller Option Agreement by the Buyer) constitute the valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

             (b) The Savings Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the Bank Merger. When the Bank Merger Agreement is duly and validly executed by the Savings Bank, as contemplated under Section 5.19 below, and assuming that the Bank Merger Agreement is duly authorized, executed and delivered by the Bank, the Bank Merger Agreement shall constitute a valid and binding obligation of the Savings Bank, enforceable against the Savings Bank in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. Except for the due authorization, execution and delivery of the Bank Merger Agreement by the Savings Bank and the adoption of the Bank Merger Agreement by the Seller or the Surviving Corporation, as the case may be, in its capacity as the sole stockholder of the Savings Bank, all as contemplated under Section 5.19 below, no other corporate proceedings on the part of the Savings Bank are necessary to consummate the Bank Merger.

             (c) Neither the execution and delivery of this Agreement, the Seller Option Agreement and the Bank Merger Agreement by the Seller and the Savings Bank, as applicable, nor the consummation by the Seller and the Savings Bank, as applicable, of the transactions contemplated hereby and thereby, nor compliance by the Seller and the Savings Bank, as applicable, with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) except as set forth in Section 4.03(c) of the Seller Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Seller or any of its subsidiaries under, any of the terms, conditions or provisions of (A) certificate of incorporation or other charter document of like nature or By-laws of the Seller or such Seller subsidiary, as the case may be, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party thereto as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clauses (i) and (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not result, with respect to the Seller, in a Material Adverse Effect.

     4.04    Consents and Approvals.  Except for consents, waivers or approvals
             -------- --- ---------
of, notices to, or filings or registrations with, the Federal Reserve Board, the Massachusetts Board, the OTS, the OCC, the Massachusetts Commissioner, the SEC, the Central Fund, the MHPF, the DOJ, the Massachusetts Secretary of State or as may be set forth in Sections 4.03(b) or 4.04 of the Seller Disclosure Schedule, no consents, waivers or approvals of, notices to, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of or notices to any third parties (which term does not include the Board of Directors and stockholders of the Seller and the Savings Bank) are necessary, in connection with the execution and delivery by the Seller and the Savings Bank, as applicable, of this Agreement, the Seller Option Agreement and the Bank Merger Agreement or the consummation by the Seller and the Savings Bank, as applicable, of the transactions contemplated by such agreements. The affirmative vote of holders of two-thirds of the outstanding shares of the Seller Common Stock is the only vote of the holders of any class or series of the Seller capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby, including without limitation the Acquisition Merger and the Bank Merger. As of the date hereof, Seller is not aware of any reason why the approvals described in Section 6.02(c) could not be obtained without significant delay.

     4.05    Financial Statements.  The Seller has made available to the Buyer
             --------- ----------
copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of October 31 for the fiscal years 1992 through 1994, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in the Seller' Annual Reports on Form 10-K for each of the three fiscal years ended October 31, 1992 through October 31, 1994 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of T. C. Edwards & Co,.P.C., independent accountants for the Seller and (b) the unaudited consolidated balance sheet of the Seller and its subsidiaries as of July 31, 1995, the related unaudited consolidated statements of income for the three and nine months ended July 31, 1995 and July 31, 1994, the related unaudited consolidated changes in stockholders' equity for the nine months ended July 31, 1995 and July 31, 1994 and the related unaudited consolidated statements of cash flows for the nine months ended July 31, 1995 and July 31, 1994, all as reported in the Seller's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995 filed with the SEC under the Exchange Act. The October 31, 1994 consolidated balance sheet (the "Seller Balance Sheet") of the Seller (including the related notes,
            ------ ------- -----
where applicable) and the other
financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K and 8-K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     4.06    Absence of Undisclosed Liabilities.  As of July 31, 1995, none
             ------- -- ----------- -----------
of the Seller or any of its subsidiaries had any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Seller, or that when combined with all similar obligations or liabilities would be material on a consolidated basis to the Seller, except as disclosed or reflected in the Seller's unaudited consolidated balance sheet as of such date or Section 4.06 of the Seller Disclosure Schedule.

     4.07    Broker's Fees.  Neither the Seller or any of its subsidiaries nor
             -------- ----
any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement and the Bank Merger Agreement, except that Seller has engaged, and will pay a fee or commission to, Tucker Anthony Incorporated.

     4.08    Absence of Certain Changes or Events.  Except as disclosed in
             ------- -- ------- ------- -- ------
Schedule 4.08 of the Seller Disclosure Schedule, since July 31, 1995, the Seller and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Seller.

     4.09    Legal Proceedings.  There is no suit, action or proceeding pending
             ----- -----------
or, to the best knowledge of the Seller, threatened, against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's or the Savings Bank's ability to perform its obligations under this Agreement, the Seller Option Agreement and the Bank Merger Agreement, as applicable, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Seller or any subsidiary of the Seller having any such effect.

     4.10    Taxes and Tax Returns.  Except as may be set forth in Section 4.10
             ----- --- --- -------
of the Seller Disclosure Schedule:

             (a) The Seller has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects material to the financial condition of the Seller and its subsidiaries, taken as a whole. All Taxes shown on such Tax Returns as due and payable by Seller have been paid and Seller will not be liable for any additional Taxes for any taxable period ending on or before the Effective Time in excess of the amounts set up as reserves for taxes on the Seller Balance Sheet. Seller has made available to Buyer correct and complete copies of all federal income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 1990, and all examination reports, and statements of deficiencies assessed against or agreed to by Seller with respect to such taxable periods;

             (b) Seller has neither requested nor been granted an extension of the time for filing any Tax Return to a date later than the Effective Time;

             (c) With respect to each taxable period of Seller, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority;

             (d) Seller has not consented to extend the time in which any Tax may be assessed or collected by any tax authority;

             (e) No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been asserted or assessed by any taxing authority against Seller;

             (f) There is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of Seller, threatened against or with respect to Seller with respect to any Tax;

             (g) No claim has ever been made by a taxing authority in a jurisdiction where Seller does not pay Tax or file Tax Returns that Seller is or may be subject to Taxes assessed by that jurisdiction;

             (h) There are no liens for Taxes (other than current Taxes not yet due and payable) on the assets of Seller;

             (i) Seller has not filed or been included in a combined, consolidated or unitary income Tax Return (other than consolidated Tax Returns in which it is the parent corporation);

             (j) Seller has neither made nor is affected by any elections under Code Sections 108(b)(5), 338(g), or 565, or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2);

             (k) Seller is not a party to or bound by any Tax allocation or Tax sharing agreement nor does Seller have any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes (other than the tax sharing agreement among Seller and its subsidiaries);

             (l) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

             (m) Seller has no permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, nor otherwise operates or conducts business through any branch in any foreign country;

             (n) Seller will not be required, as a result of a change in method of accounting for any period ending on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement of federal, state, local or foreign income Tax law) in taxable income for any period ending after the Effective Time;

             (o) None of the assets of Seller directly or indirectly secures any indebtedness the interest on which is tax-exempt under Section 103(a) of the Code, and Seller is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness;

             (p) Seller has not filed a consent under Code Sec. 341(f) concerning collapsible corporations;

             (q) Seller has not made any payments, nor is obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G;

             (r)     For purposes of this Section 4.10:

             (A)     "Tax" means any federal, state, local or foreign income,
                      ---
     gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

             (B)     "Tax Return" means any return, declaration, report, claim
                      --- ------
     for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     4.11   Employees.  Except as set forth in Section 4.11 of the Seller
            ---------
Disclosure Schedule:

            (a) Neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension
                                                              ------ -------
     Plans"), as such term is defined in Section 3 of ERISA, "employee welfare
     -----
     benefit plan" (the "Seller Benefit Plans"), as such term is defined in
                         ------ ------- -----
     Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or any subsidiary thereof, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or any subsidiary thereof (collectively, the "Seller Other
                                                              ------ -----
     Plans").
     -----

             (b) The Seller shall have delivered to the Buyer contemporaneous with the delivery of the Seller Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other
     Plans: (i) plan document; (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

             (c) The current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

             (d) Each of the Seller Pension Plans and each of the Seller Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

             (e)     There has been no reportable event within the meaning of
     Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any the Seller Pension Plan.

             (f) The Seller and its subsidiaries have made or provided for all contributions to the Seller Pension Plans required thereunder as of the date of this representation.

             (g) Neither the Seller nor any of its subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

             (h) Each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

             (i) Neither Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

     4.12    Agreements with Banking Authorities.  Except as set forth in
             ---------- ---- ------- -----------
Section 4.12 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with, or has adopted any resolutions at the request of, any federal or state governmental entity charged with the supervision or regulation of banks, bank holding companies or savings and loan holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder.

     4.13    Material Agreements.  Except as set forth in the index of exhibits
             -------- ----------
in the Seller's Annual Report on Form 10-K for the year ended October 31, 1994 or as otherwise disclosed in Section 4.13 of the Seller Disclosure Schedule, except for this Agreement and the agreements specifically referred to herein, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment other than contracts entered into in the ordinary course of the Saving Bank's banking business and consistent with past practice that has a term of more than one year or requires payment by the Seller or any subsidiary of more than $150,000 annually; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment (including severance) of any person; (c) any contract, agreement, or understanding with any labor union; or (d) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to Seller's Annual Report on Form 10-K.

     4.14    Ownership of Property.  The Seller and its subsidiaries have good
             --------- -- --------
and marketable title to all assets and properties, whether real or personal, tangible or intangible (including, without limitation, the capital stock of its subsidiaries and all other assets and properties), reflected on the Seller Balance Sheet, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to any Federal Reserve Bank, Federal Home Loan Bank, inter-bank credit facilities, or any transaction by the Seller or any subsidiary acting in a fiduciary capacity, and (d) such encumbrances, liens, mortgages, security interests, and pledges that are not in the aggregate material to the Seller on a consolidated basis. The Seller and its subsidiaries as lessees have the right under valid and existing leases to use, possess and control all of the personal property leased by Seller and its subsidiaries as presently used, possessed and controlled by the Seller and its subsidiaries except where not material to the Seller on a consolidated basis. The Savings Bank owns in fee simple, directly or indirectly through wholly owned subsidiaries, all of the Bank Premises.

     4.15    Reports.  Since November 1, 1994, the Seller and its subsidiaries
             -------
have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been or will be made available by the Seller to the Buyer), (b) the OTS, (c) the FDIC, (d) the Massachusetts Commissioner and (e) any applicable state securities authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Seller Reports"). As
                                                           ------ -------
of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. As of their respective dates, the Seller Reports described in clause (a) above did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.16    Compliance with Applicable Law.  Except as set forth in Section
             ---------- ---- ---------- ---
4.16 of the Seller Disclosure Schedule or as otherwise previously disclosed in writing by Seller to Buyer, the Seller holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and the Seller has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller, other than where such default or noncompliance will not result in or create a reasonable probability of resulting in a Material Adverse Effect on Seller or otherwise materially adversely affect Seller's or the Savings Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement, as applicable, and the Seller has not received notice of any violation of, or commencement of any proceeding in connection with any violation of any such law, statute, order, rule, regulation, policy or agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, result in the imposition of CMPs in a material amount or otherwise expose Seller or any of its subsidiaries to financial liability in a material amount.

     4.17    Environmental Matters.  Except as disclosed in Section 4.17 of
             ------------- -------
the Seller Disclosure Schedule, Seller and its subsidiaries are in compliance and have always been in compliance with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of similar agencies in states in which they conduct their respective business, except for any noncompliance that singly or in the aggregate would not have a Material Adverse Effect on Seller. Except as disclosed in Section 4.17 of the Disclosure Schedule, there is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of Seller, threatened by any person, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Seller (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by Seller or any subsidiary of Seller or in which Seller or any Seller subsidiary has a lien or other security interest.

     4.18    Antitakeover Statutes Not Applicable.  Assuming the accuracy of
             ------------ -------- --- ----------
Buyer's representation in Section 3.14 above, no "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, including without limitation Chapters 110D and 110F of the MBCL, is applicable to the transactions contemplated by this Agreement.

     4.19    Ownership of Buyer Common Stock.  As of the date hereof, neither
             --------- -- ----- ------ -----
the Seller nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Buyer, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Buyer entitled to vote generally in the election of directors (other than Trust Account Shares or DPC Shares).

     4.20    Insurance.  The Seller and each of its subsidiaries is presently
             ---------
insured, and since January 1, 1992 has been insured, for reasonable amounts against such risks as companies engaged in a similar business in a similar location would, in accordance with good business practice, customarily be insured.


     4.21    Labor.  No work stoppage involving the Seller or any of its
             -----
subsidiaries is pending or, to the best knowledge of the Seller, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to result in a Material Adverse Effect with respect to the Seller. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

     4.22    Material Interests of Certain Persons. Except as disclosed in
             -------- --------- -- ------- -------
Section 4.22 of the Seller Disclosure Schedule or in Seller's Annual Report on Form 10-K for the year ended October 31, 1994, no officer or director of the Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its subsidiaries.

     4.23    Absence of Registration Obligations. Neither the Seller nor any of
             ------- -- ------------ -----------
its subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register or otherwise issue any of its securities which will continue after the Effective Time.

     4.24    Loans.  All outstanding loans of, or extensions of credit by,
             -----
Seller and/or the Savings Bank, other than loans or extensions of credit to be sold prior to the Effective Time in accordance with Section 5.18 (individually, a "Loan" and collectively the "Loans"), were solicited, originated and currently exist in compliance with all requirements of federal and state statutory and common law and any regulations promulgated thereunder and all Loans are adequately documented, except where any failures with respect to any of the foregoing would not have, either individually or in the aggregate, a Material Adverse Effect on the Seller or otherwise materially adversely affect Seller's or the Savings Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement. Except as disclosed in Section 4.24 of the Seller Disclosure Schedule, (i) none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing and (ii) no Loan has been sold with continuing recourse liability on the part of Seller or any of its subsidiaries.

     4.25    Seller Information.  The information relating to the Seller and
             ------ -----------
its subsidiaries to be contained or incorporated by reference in the Buyer Registration Statement and the Proxy Statement as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     4.26    Disclosure.  No representation or warranty contained in this
             ----------
Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Schedules, furnished to the Buyer or the Bank pursuant to the provisions hereof, to the best knowledge of the Seller, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                   ARTICLE V

                           COVENANTS OF THE PARTIES
                           --------- -- --- -------

     5.01    Conduct of the Business of Seller. During the period from the date
             ------- -- --- -------- -- ------
of this Agreement to the Effective Time, and except with respect to the transactions required or permitted to be undertaken by Seller prior to the Effective Time in accordance with Section 5.18 below and Seller's management during such period of the assets, liabilities and operations that are the subject of such transactions or except as specifically described in Section 5.01 of the Seller Disclosure Schedule, the Seller:

             (a) shall, and shall cause each of its subsidiaries to, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall mean (i) conducting its banking, trust and other businesses in the ordinary and usual course, (ii) refraining from any of the activities described in
     Section 5.01(b) below and (iii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices;

             (b) shall not and shall not permit any of its subsidiaries to, without the prior written consent of the Buyer:

                     (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its businesses consistent with past practices;

                     (ii) accept, renew or roll over any "brokered deposit" as defined under 12 C.F.R. (s)(s)337.6(a)(3) or offer an interest rate with respect to any deposit that would either constitute an impermissible interest rate with respect to deposits of an undercapitalized insured depository institution pursuant to the limitations contained under 12 C.F.R.(s)(s)337.6(b)(3)(ii) or otherwise set interest rates on deposits that depart from past practices of the Savings Bank with respect to the setting of interest rates on deposits, unless such interest rates do not exceed the rates then offered by the Bank on comparable deposit products;

                     (iii) except in the ordinary, regular and usual course of business consistent with past practices and in an immaterial aggregate amount, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any of its assets;

                     (iv) relocate, or file any application to relocate, any branch office;

                     (v) terminate, or give any notice (written or verbal) to customers or governmental authorities or agencies to terminate the operations of any branch office; or

                     (vi) waive any material right, whether in equity or at law, that it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

             (c) shall use all reasonable efforts, and cause each of its subsidiaries to use all reasonable efforts, to preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group and maintain satisfactory relationships with borrowers, depositors, other customers and others having business relationships with it;

             (d) shall, at the Buyer's request and expense, use its best efforts to cooperate with the Buyer with respect to preparation for the combination and integration of the businesses, systems and operations of the Bank and the Savings Bank, and shall confer on a regular and frequent basis with one or more representatives of the Buyer to report on operational and related matters;

             (e) shall, subject to any restrictions under applicable law or regulation, promptly notify the Buyer of any emergency or other change in the normal course of its or its subsidiaries' businesses or in the operation of its or its subsidiaries' properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the assets, properties, liabilities, business, results of operations, financial condition or prospects of the Seller or any of its subsidiaries;

             (f) shall not declare or pay any dividends on or make any other distributions in respect of the Seller Common Stock after the Measurement Date ;

             (g) Seller (with Buyer's cooperation) prior to the Effective Time, and Buyer upon and following the Effective Time, shall take all appropriate steps to (i) effectuate termination of the Seller ESOP effective as of the Effective Time, (ii) cause the Seller ESOP, upon termination, to repay promptly and in full any loan outstanding, and (iii) cause any shares of Seller Common Stock or Buyer Common Stock held unallocated in the Seller ESOP following such termination and repayment to be allocated among the accounts of those participants in the Seller ESOP who were participants immediately prior to the Effective Time in proportion to their relative compensation for the period beginning with the first day of the plan year of the Seller ESOP in which the Closing Date occurs and ending on the Effective Time, subject only to such limitations as are required to maintain qualification of the Seller ESOP under the Code. Seller may repurchase from the Seller ESOP a sufficient number of shares of Seller Common Stock for not less than "adequate consideration" as defined in Section 3(18) of ERISA to permit the Seller ESOP to repay in full any loan outstanding to the Seller ESOP. Seller shall not otherwise adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it or its subsidiaries) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing agreements, plans or contracts to increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to its or its subsidiaries' employees as a class or pay any bonus except in the ordinary course of business consistent with past practices and as disclosed in Section 5.01(g) of the Seller Disclosure Schedule;

             (h) subject to its directors fiduciary duties, shall not, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Acquisition Merger and the Bank Merger), any acquisition of a material amount of assets or securities or assumption of liabilities (including deposit liabilities), any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practices;

             (i) shall not propose or adopt amendments to its certificate of incorporation or by-laws;

             (j) shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), except upon exercise or fulfillment of options issued or existing on the date hereof pursuant to the Seller Stock Option Plan and listed in Section 5.01(j) of the Seller Disclosure Schedule, and except upon exercise of the Seller Option, as applicable, or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it exists on the date hereof;

             (k) shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

             (l) shall not purchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in a fiduciary capacity;

             (m) shall not impose, or suffer the imposition, on any share of capital stock held by it or by any of its subsidiaries of any material lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

             (n) shall not incur, or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary course of business consistent with past practices, which shall include but not necessarily be limited to creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements or other similar arrangements commonly employed by banks;

             (o) shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, which, in all cases, do not individually exceed $75,000 or cumulatively exceed $300,000;

             (p) shall not change its methods of accounting in effect at October 31, 1994, except as may be required by changes in GAAP as concurred in by the Seller's independent auditors, and the Seller shall not change its fiscal year;

             (q) shall file all reports, applications and other documents required to be filed by it with the SEC, OTS, FDIC, Massachusetts Commissioner and any other governmental agency or authority between the date of this Agreement and the Effective Time and shall furnish to the Buyer copies of all such reports promptly after the same are filed; and

             (r) shall not agree, in writing or otherwise, to take any of the actions prohibited under this Section 5.01 or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or would otherwise violate any of its other agreements or commitments contained in this Agreement in any material respect.

     5.02    Access to Properties and Records; Confidentiality.
             ------ -- ---------- --- -------  ---------------

             (a) The Seller shall permit the Buyer reasonable access to its properties and those of its subsidiaries, and shall disclose and make available to the Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Seller and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may reasonably have an interest in light of the transactions contemplated hereby. In connection with the foregoing and not in limitation thereof, Seller and its subsidiaries shall provide Buyer or any party designated by Buyer such access to all commercial real estate loan files and related materials as is sufficient to enable Buyer or any such designee of Buyer to participate in a timely manner on a fully informed basis in any auction process with regard to Seller's disposition of its commercial real estate loan portfolio as may be undertaken by Seller in accordance with Section 5.21 below. The Seller shall make arrangements with each third party provider of services to the Seller to permit the Buyer reasonable access to all of the Seller's Records held by each such third party. The Buyer shall permit the Seller reasonable access to such properties and records of the Buyer and/or its subsidiaries in which the Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

             (b) All Confidential Information, as such term is defined below, furnished by each party hereto to the other, or to any of its affiliates or to any of its affiliates'
     directors, officers, employees, or representatives or agents (such persons being referred to collectively herein as "Representatives") shall be
                                               ---------------
     treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information, or any of its affiliates or Representatives, as the case may be, shall, upon request, return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; provided,
                                                                  --------
     however, that the Buyer and its affiliates shall be permitted to retain and
     -------
     share with their regulators, examiners and auditors (who need to know such information and are informed of the confidential nature thereof and directed to treat such information confidentially), and with no other persons, such materials, files and information relating to or constituting the Buyer's or any of its affiliates' or Representatives' work product, presentations or evaluation materials as the Buyer deems reasonably necessary or advisable in connection with auditing or examination purposes, and Buyer shall not make use of any such materials, files or information for any other purpose. The obligation to keep such information confidential shall continue for two years from the date this Agreement is terminated or as long as may be required by law. In the event that either party or its affiliates or Representatives are requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party or such affiliate or Representative, if practicable and legally permitted, prior to providing such information, and as promptly as practicable after receiving such request, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their affiliates and Representatives will exercise reasonable efforts, at the expense of the party who disclosed Confidential Information to the other party, to obtain assurance that confidential treatment will be accorded the information so disclosed.

             As used in this Section 5.02(b), "Confidential Information"
                                               ------------ -----------
     means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "Confidential Information": (i)
                                                ------------ -----------
     information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party, (ii) information that was previously known to the receiving party or its affiliates or Representatives on a nonconfidential basis prior to its disclosure by the disclosing party, its affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information and (iv) information that has been independently acquired or developed by the receiving party or its affiliates or Representatives without violating the obligation's of this
     Section 5.02(b).

     5.03    No Solicitation. Unless and until this Agreement shall have been
             -- ------------
properly terminated by either party pursuant to Section 8.01 hereof, neither the Seller nor any of its subsidiaries shall (and the Seller and each of its subsidiaries shall use all reasonable efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or, subject to the fiduciary obligations of the Seller's Board of Directors (as advised in writing by outside counsel), participate in any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Buyer and its affiliates or representatives) concerning any merger, tender offer, sale of substantial assets (other than as otherwise permitted under this Agreement), sale of shares of capital stock or debt securities or similar transaction involving the Seller or any of its subsidiaries (an "Acquisition Transaction").
                                                     ----------- -----------
Notwithstanding the foregoing, nothing contained in this Section 5.03 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Seller's stockholders which, in the judgment of the Board of Directors, with the written advice of outside counsel, may be required under applicable law. The Seller will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within twenty-four (24) hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the OTS, Federal Reserve Board, DOJ or any other governmental agency or authority with respect to a proposed Acquisition Transaction.

     5.04    Regulatory Matters; Consents.
             ---------- -------  --------

             (a) The parties will cooperate in connection with (i) the preparation and filing by the Buyer with the SEC under the Securities Act of a registration statement on Form S-4 relating to the shares of the Buyer Common Stock to be issued in connection with the Acquisition Merger (the "Buyer Registration Statement"), (ii) the preparation and filing by the
      ----- ------------ ---------
     Seller of a proxy statement (the "Proxy Statement") with the SEC under the
                                       ----- ---------
     Exchange Act as shall be necessary or desirable in order to consummate the transactions contemplated by this Agreement, each to be undertaken as promptly as practicable, and the Buyer and the Seller will use their respective best efforts to have the Buyer Registration Statement declared effective by the SEC and to mail the Proxy Statement to the Seller's stockholders as promptly as practicable. The parties shall also take any reasonable action required to be taken under any state "Blue Sky" laws in connection with the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, except as may be required by its board of directors' fiduciary duties as advised in writing by outside counsel, neither party shall take or permit any of its subsidiaries to take any action that materially adversely affects its ability to consummate the transactions contemplated under this Agreement or the Bank Merger Agreement in a timely manner.

             (b) Each of the Seller and the Buyer will cooperate with the other and use all reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies necessary or appropriate to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement. Each party hereto shall have the right to review and approve in advance all descriptions of it and its subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement, including without limitation all filings contemplated by Section 5.04(a) above, with any governmental body. In exercising the foregoing right, the parties hereto shall act reasonably and as promptly as practicable.

     5.05    Approval of Seller's Stockholders.  The Seller will (a) as
             -------- -- -------- ------------
promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the transactions contemplated hereby, and for such other purposes as may be necessary or desirable, (b) subject to the fiduciary duties of its board of directors as advised in writing by outside counsel, recommend to its stockholders the approval of such foregoing matters to be submitted by it to its stockholders, and (c) cooperate and consult with the Buyer with respect to each of the foregoing matters. Subject to the fiduciary duties of its board of directors as advised in writing by outside counsel, the Seller will use all reasonable efforts to obtain the necessary approvals of its stockholders of the proposals described above to be submitted by it in connection with this Agreement. If the Seller's Board of Directors is required by applicable law to review or restate the recommendation to the Seller's stockholders contemplated in clause (b) of the preceding sentence, this
Section 5.05 shall not prohibit accurate disclosure by the Seller that is required in any release or regulatory filing (including the Proxy Statement and the Buyer Registration Statement) or otherwise under applicable law in the opinion of the Seller's Board of Directors, upon the written advice of outside counsel, as of the date of such release or regulatory filing or such other required disclosure as to the transactions contemplated hereby or as to any Acquisition Transaction.

     5.06    Agreements of Seller's Affiliates. The Seller shall identify in a
             ---------- -- -------- ----------
letter to the Buyer, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Seller, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act, (the "Seller Affiliates"). The Seller shall use all reasonable efforts to cause
      ------ ----------
each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer at least forty (40) days prior to the Closing Date an executed copy of the Seller Affiliates Agreement. Prior to the Closing Date, the Seller shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as a Seller Affiliate as of the Closing Date to execute a copy of the Seller Affiliates Agreement.

     5.07    Further Assurances.  Subject to the terms and conditions herein
             ------- ----------
provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement or to vest the Bank upon and after the Bank Merger Effective Time with full title to all properties, assets, rights, approvals, immunities and franchises of the Savings Bank. In case at any time after the Effective Time or the Bank Merger Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement or to vest the Bank with full title to all properties, assets, rights, approvals, immunities and franchises of the Savings Bank, the proper officers and directors of each party to this Agreement and the Bank Merger Agreement, as applicable, shall take all such necessary action.

     5.08    Disclosure Supplements.  From time to time prior to the Effective
             ---------- -----------
Time, and in any event immediately prior to the Effective Time, Seller will promptly supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has become inaccurate. No such supplement or amendment to the Seller Disclosure Schedules pursuant to this Section 5.08 shall have any effect for the purpose of determining satisfaction of any of the conditions set forth in Article VI hereof.

     5.09    Public Announcements.  Except as otherwise required by law or the
             ------ -------------
rules of the NYSE or the NASD, the Seller and the Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

     5.10    Organization of Merger Subsidiary.  Prior to the Effective Time,
             ---------------------------------
Buyer shall cause Merger Subsidiary to be organized under the laws of the Commonwealth of Massachusetts. The authorized capital stock of Merger Subsidiary shall consist of one hundred (100) shares of common stock, par value $.01 per share ("Merger Subsidiary Common Stock"), all of which shall be issued directly
        ------ ---------- ------ -----
or indirectly to, and held directly or indirectly by, Buyer. Prior to the Effective Time, Merger Subsidiary shall not conduct any business or otherwise engage in any material activities or incur any material liabilities, except as specifically contemplated by this Agreement or as the parties hereto may otherwise agree. Following the organization of Merger Subsidiary, Buyer shall cause Merger Subsidiary to execute and deliver an appropriate instrument of accession to this Agreement, whereupon Merger Subsidiary shall become a party to, and be bound by, this Agreement.

     5.11    Tax-Free Reorganization Treatment. None of the parties hereto or
             -------- -------------- ---------
any of their respective subsidiaries or affiliates has taken, shall take or will cause to be taken any action, whether before or after the Effective Time, which would disqualify the Acquisition Merger and the transactions contemplated by this Agreement and the Bank Merger Agreement as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing herein
                                       --------  -------
shall limit the ability of the Buyer to exercise its rights under the Seller Option Agreement.

     5.12    Stock Exchange Listing. The Buyer shall use all reasonable
             ----- -------- -------
efforts to cause the shares of the Buyer Common Stock to be issued in connection with the Acquisition Merger to be approved for listing on the NYSE and the BSE, subject to official notice of issuance, as of or prior to the Effective Time.

     5.13    Employment and Benefit Matters.
             ---------- --- ------- -------

             (a)     Initial Employment. Upon the Effective Time all the
                     ------- ----------
     employees of Savings Bank will remain employees of Savings Bank, with the exception of the eleven persons identified in Section 5.13 of the Seller Disclosure Schedule (the "Excluded Employees"), and will be subject to the employment arrangements and pay practices, including without limitation benefits, generally made available by Buyer and the Bank to employees of the Bank. The parties acknowledge that Buyer has provided to Seller and/or its advisers copies of Buyer's Reduction in Force (i.e., severance) policy ("RIF Policy"), the terms of
                                                   ----------
     which shall apply to the employees of Savings Bank, other than the Excluded Employees, after the Effective Time. A copy of Buyer's RIF Policy is attached hereto as Exhibit E.
                        ---------

             (b)     Maintenance of Plans; Benefits Service Credit. Subject to
                     ----------- -- -----  -------- ------- ------
     Section 5.13(a) above, as promptly as practicable after the Effective Time, Buyer agrees to provide the employees of Seller and its affiliates with benefits maintained by Buyer and its affiliates from time to time for the benefit of their employees similarly situated. Buyer shall cause each such plan, program or arrangement to treat the prior service of each such employee with the Seller or its affiliates, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Seller, as service rendered to Buyer or its affiliate, as the case may be, for purposes of eligibility to participate, vesting, rate of accrual under Buyer's cash balance retirement plan and eligibility for special benefits under each such plan, program or arrangement of Buyer, but not for benefit accrual attributable to any period before the Effective Time. Without limiting the foregoing, Buyer and its affiliates shall not treat any employee of Seller or any of its affiliates as a "new" employee for purposes of any exclusion under any health or similar plan of Buyer or any of its affiliates for a preexisting medical condition.

             (c)     Employment Obligations. Following the Effective Time and/or
                     ----------- -- -----  -------- ------- ------
     the Bank Merger Effective Time, as applicable, Buyer shall, or shall cause the Bank to, honor in accordance with their terms all employment, severance, split dollar life insurance and other compensation contracts between Seller or any subsidiary thereof and any director, officer or employee thereof, and all provisions for benefits or other amounts earned or accrued through the Effective Time under the Seller Pension Plans or the Seller Benefit Plans. Buyer shall not cause or permit Seller's defined benefit pension plan to be terminated or combined with another plan unless the amount, if any, by which the value of the assets of the said plan at the date of termination or combination exceeds the liabilities of the said plan at that date shall first have been allocated among persons who were participants in the said plan before the Effective Time.

     5.14    Directors' and Officers' Indemnification. Buyer agrees that all
             ---------  --- --------
rights to indemnification existing in favor, and all limitations on the personal liability, of any director, officer or other employee of Seller or any of its subsidiaries provided for in Seller's articles of organization or by-laws or the charter or by-laws or similar organizational documents of any of Seller's subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Acquisition Merger and the Bank Merger and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date; provided, however, that all
                                               --------  -------
rights to indemnification in respect
of any claim asserted or made within such period shall continue until the disposition of such claim. In the event Buyer or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.14.

     5.15    Accountants' Letters. The Seller shall cause to be delivered to the
             -----------  -------
Buyer "comfort" letters from the Seller's independent public accountants, dated the date on which the Buyer Registration Statement (or last amendment thereto) shall become effective and dated the Closing Date, relating to the information about Seller included in the Buyer Registration Statement and addressed to the Buyer, in form and substance which is reasonably satisfactory to the Buyer and customary in transactions of the nature contemplated hereby.

     5.16    Maintenance of Records. Through the Effective Time, the Seller will
             ----------- -- -------
maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Buyer or the Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Effective Time, the Buyer shall be solely responsible for continuing maintenance of the Records.

     5.17    Leases. Seller shall consult with Buyer before renewing or
             ------
extending any material lease of Seller or any subsidiary of real property or relating to furniture, fixtures or equipment that is currently in effect but that would otherwise expire on or prior to the Effective Time. Seller shall not cancel, terminate or take other action that is likely to result in any cancellation or termination of any such lease without first consulting with Buyer.

     5.18    Pre-Closing Transactions. The Seller shall use all reasonable
             ----------- ------------
efforts to complete those Pre-Closing Transactions that are mandatory prior to the close of business on the Measurement Date, which shall be completed in accordance with all applicable laws and regulations. Seller's consummation of the Pre-Closing Transactions and its management of the assets, liabilities and operations that are the subject of the Pre-Closing Transactions (including but not limited to the sale, lease, transfer, assignment, encumbrance or disposition of any assets that are the subject of any Pre-Closing Transactions, the waiver of any legal or equitable rights with respect to such assets, the investment and reinvestment of proceeds from the sale of such assets, and any and all hedging activities with respect to such assets or proceeds therefrom, including the issuance or purchase of options) shall not be included within, or otherwise affected by, the restrictions and limitations contained in Section 5.01 above.

     5.19    Bank Merger. The parties shall take and cause the Bank and the
             ---- ------
Savings Bank, as applicable, to take all necessary and appropriate actions to effect the Bank Merger immediately after the Effective Time in accordance with the requirements of all applicable laws and regulations and the terms of the Bank Merger Agreement.

     5.20    Resignations. Seller shall cause to be delivered at the Effective
             ------------
Time, if requested by Buyer, written resignations of each of the persons who are then serving as directors of Seller and the Savings Bank, respectively.

     5.21    Disposition of Commercial Real Estate Loan Portfolio. In connection
             ----------- -- ---------- ---- ------ ---- ---------
with Seller's completion of the Pre-Closing Transactions in accordance with
Section 5.18 hereof, Seller shall seek to complete or cause the Savings Bank to complete, as the case may be, the disposition of its entire portfolio of commercial and multi-family real estate loans (the "CRE Loans") by the later of
                                                    --- -----
the date on which the parties have received the last of the Requisite Regulatory Approvals or June 1, 1996; provided, however, if all of the CRE Loans have not been disposed of by Seller as of such later date, then Seller shall take all necessary and appropriate actions to cause all of the then-remaining CRE Loans to be disposed of by auction to the highest bidder by not later than July 1, 1996 and Buyer or a party to be designated by Buyer shall be permitted, at Buyer's option, to participate in such auction proceeding and to purchase, if Buyer or such designee is the highest bidder, the CRE Loans to be sold thereunder.

                                  ARTICLE VI

                              CLOSING CONDITIONS

     6.01    Conditions to Each Party's Obligations Under This Agreement. The
             ---------- -- ---- ------- ----------- ----- ---- ---------
respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

             (a)     Seller's Stockholders' Approval. This Agreement and the
                     -------- ------------  --------
     transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Seller Common Stock in accordance with applicable law.

             (b)     Governmental Consents. All authorizations, consents,
                     ------------ --------
     orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement, including without limitation the Acquisition Merger and the Bank Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory
                                                    --------- ----------
     Approvals")
     ---------
     and all such Requisite Regulatory Approvals shall be in full force and effect. In addition, the Buyer shall have received all state securities or blue sky permits and other authorizations necessary to issue the Buyer Common Stock in connection with the Acquisition Merger in accordance with all applicable state securities or blue sky laws.

             (c)     Buyer Registration Statement.  The Buyer Registration
                     ----- ------------ ---------
     Statement shall have become effective under the Securities Act and shall not be subject to a stop order or a threatened stop order.

             (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated
      ----------
     by this Agreement shall be in effect.

     6.02    Conditions to the Obligations of Buyer Under This Agreement.
             ---------- -- --- ----------- -- ----- ----- ---- ---------
The obligations of the Buyer under this Agreement shall be further subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

             (a)     Absence of Material Adverse Changes. There shall not have
                     ------- -- -------- ------- -------
     occurred any change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Seller or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Seller.

             (b)     Representations and Warranties; Performance of Obligations.
                     --------------- --- ----------  ----------- -- -----------
     The obligations of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Buyer shall have received a certificate to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Seller.

             (c)      Third-Party Approvals.  Any and all permits, consents,
                      ----------- ---------
     waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Seller or the Savings Bank, shall have been obtained by the Seller or the Savings Bank, as applicable, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the transactions contemplated by this Agreement and the

     Bank Merger Agreement nor result in any Material Adverse Effect on the Buyer after the Effective Time and the Bank Merger Effective Time.

             (d)     Tax Opinion.  The Buyer shall have received an opinion
                     --- -------
     dated the Closing Date from its counsel, Bingham, Dana & Gould, or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the transactions contemplated by this Agreement constitute a reorganization as described in Section 368(a) of the Code and addressing such other substantial federal income tax effects of such transactions as the Buyer may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel, representations of an officer or officers of the Seller and the Buyer or any of their affiliates and representations of one or more shareholders of the Seller.

             (e)     Pre-Closing Transactions. All of the Pre-Closing
                     ----------- ------------
     Transactions that Seller is required to have completed on or prior to the close of business on the Measurement Date in accordance with the terms of
     Section 5.18 hereof shall have been so completed in their entirety.

     In addition to the foregoing, the Seller will furnish the Buyer with such additional certificates, instruments or other documents in the name or on behalf of the Seller, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.02 as the Buyer may reasonably request.

     6.03    Conditions to the Obligations of Seller Under This Agreement.
             ---------- -- --- ----------- -- ------ ----- ---- ---------
The obligations of the Seller under this Agreement shall be further subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

             (a)     Absence of Material Adverse Changes. There shall not have
                     ------- -- -------- ------- -------
     occurred any change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Buyer or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect on the Buyer.

             (b)     Representations and Warranties; Performance of Obligations.
                     --------------- --- ----------  ----------- -- -----------
     The obligations of the Buyer required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Seller and the Savings Bank shall have received a certificate to that effect signed by the vice chairman and the chief financial officer (or other authorized officer(s)) of the Buyer.

             (c)     Third-Party Approvals. Any and all permits, consents,
                     ----------- ---------
     waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Buyer, shall have been obtained by the Buyer, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the transactions contemplated by this Agreement nor result in a Material Adverse Effect on the Buyer after the Effective Time.

             (d)     Tax Opinion. The Seller shall have received an opinion
                     --- -------
     dated the Closing Date from its counsel, Ropes & Gray, or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the transactions contemplated by this Agreement constitute a reorganization as described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Seller upon the receipt, pursuant to this Agreement, of the Buyer Common Stock in connection with the Acquisition Merger (it being understood that such opinion will not extend to cash received in lieu of fractional share interests or cash received by dissenters, if any) and addressing such other substantial federal income tax effects of such transaction as the Seller may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Seller and the Buyer or any of their affiliates.

             (e)     NYSE Listing. The shares of the Buyer Common Stock issuable
                     ---- -------
     upon the Effective Time shall have been authorized for listing on the NYSE upon official notice of issuance.

     In addition to the foregoing, the Buyer will furnish the Seller with such additional certificates, instruments or other documents in the name or on behalf of the Buyer, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.03 as the Seller may reasonably request.

                                  ARTICLE VII

                                    CLOSING
                                    -------

     7.01.   Time and Place. Subject to the provisions of Articles VI and VIII
             ---- --- -----
hereof, the closing of the transactions contemplated by this Agreement shall take place at the Boston, Massachusetts offices of Bingham, Dana & Gould at 10:00 A.M., local time, on such date that is not later than the fifth business day after the date on which all of the conditions contained in Article VI hereof are satisfied or waived; or at such other place, at such other time, or on such other date as Seller and Buyer may mutually agree upon for such closing to take place.

     7.02.   Deliveries at the Closing. Subject to the provisions of Articles VI
             ---------- -- --- -------
and VIII hereof, at the closing contemplated by Section 7.01 above there shall be delivered to Seller and Buyer and their respective subsidiaries as applicable, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       -----------  --------- --- ------

     8.01    Termination. This Agreement may be terminated at any time prior to
             -----------
the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the Seller's stockholders:

             (a) by mutual written consent of the Seller and the Buyer authorized by their respective Boards of Directors;

             (b) by the Seller or the Buyer if the Effective Time shall not have occurred on or prior to December 31, 1996 (the "Termination Date") or
                                                          ----------- ----
     such later date as shall have been agreed to in writing by the Buyer and the Seller;

             (c) by the Buyer or the Seller (i) thirty days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied, unless within the thirty-day period following such denial a petition for rehearing or an amended application has been filed with such governmental regulatory authority or agency, except that no party shall have the right to terminate this Agreement pursuant to this clause
     (i) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respects the covenants and agreements of such party set forth herein, or (ii) if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted or such order or Injunction shall otherwise have become final and non-appealable;

             (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement which breach is not cured after forty-five
     (45) days written notice thereof is given to the party committing such breach; or

             (e) by Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained herein or in the Seller Option Agreement), if the approval of Seller's stockholders specified in Section 5.05 above shall not have been obtained by reason of Seller's failure to have obtained the requisite stockholder vote at a duly held meeting of Seller's stockholders or at any adjournment thereof.

     8.02    Effect of Termination. In the event of termination of this
             ------ -- -----------
Agreement by either the Seller or the Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b) and 9.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of any of the parties hereto or their respective officers or directors to the others, except (a) any liability of any party under said Sections 5.02(b) and 9.01, (b) that the Seller Option Agreement shall be governed by its own terms as to termination, and (c) in the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

     8.03    Amendment, Extension and Waiver. Subject to applicable law and as
             ---------  --------- --- ------
may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Seller, the parties may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                  ARTICLE IX


                                 MISCELLANEOUS
                                 -------------

     9.01    Expenses.  Except as may otherwise be agreed to hereunder or in
             --------
other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that, if
                                                     --------  -------
this Agreement is properly terminated under Section 8.01 above, and neither party has any liability to the other under Section 8.02(c) (in which case the breaching party shall be fully liable to the other in accordance with the provisions thereof), all such costs and expenses incurred in connection with the preparation, filing and distribution of the Buyer Registration Statement and the Proxy Statement shall be borne equally by the Buyer and the Seller.

     9.02    Non-Survival. None of the representations, warranties, covenants
             ------------
and agreements of the parties shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Article II, Section 5.02(b), the last sentence of Section 5.07 and Sections 5.11, 5.13, 5.14, 8.02,
9.01 and 9.02, which agreements and covenants shall survive the Effective Time.

     9.03    Notices. All notices or other communications hereunder shall be in
             -------
writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

             (a)     If to the Seller, to:
                            The Boston Bancorp
                            460 West Broadway
                            South Boston, Massachusetts 02127
                            Attention:  Robert E. Lee
                            President and Chief Executive Officer

                     Copy to:

                            Ropes & Gray
                            One International Place
                            Boston, Massachusetts 02110
                            Attention:  Alfred O. Rose, Esq.

             (b)     If to the Buyer, to:

                            Bank of Boston Corporation
                            100 Federal Street
                            Boston, Massachusetts
                            Attention:   Peter J. Manning, Executive Director,
                                          Mergers & Acquisitions
                                                 and
                                         Gary A. Spiess, Esq., General Counsel
                     Copy to:

                            Bingham, Dana & Gould
                            150 Federal Street
                            Boston, Massachusetts 02110
                            Attention:   Norman J. Shachoy, Esq.
                                            and
                                         Stephen J. Coukos, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date delivered to the recipient party.

     9.04    Parties in Interest. This Agreement shall be binding upon and shall
             ------- -- --------
inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights,
         --------  -------
interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement, except for Sections 5.13 and 5.14 above (which are expressly intended to provide rights to, and to be enforceable by, Seller's directors, officers and other employees to the extent applicable thereto), is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     9.05    Entire Agreement. This Agreement, including the documents and
             ------ ---------
other writing referred to herein or delivered pursuant hereto, including the Seller Disclosure Schedule, the Seller Option Agreement, the Seller Stockholders' Agreement and the Bank Merger Agreement, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein. This Agreement (including the aforementioned documents and writings) supersedes any prior or contemporaneous agreement or understanding between the parties hereto, oral or written, pertaining to any such matters, including without limitation the Confidentiality Agreement, which agreements or understandings shall be of no further force or effect for any persons.

     9.06    Counterparts. This Agreement may be executed in counterparts, all
             ------------
of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

     9.07    Governing Law. This Agreement shall be governed by the laws of the
             --------- ---
Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

     9.08    Captions. The Article and Section headings contained in this
             --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.09    Effect of Investigations. No investigation by the parties hereto
             ------ -- --------------
made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation, subject, however, to Section 9.02 hereof.

     9.10    Severability. In the event that any one or more provisions of this
             ------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

     9.11    Specific Enforceability. The parties recognize and hereby
             -------- --------------
acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

     9.12   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
            ------ -- ---- -----
WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Reorganization to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.


                                 BANK OF BOSTON CORPORATION


                                 By:     /s/ Peter J. Manning
                                         ------------------------------
                                         Peter J. Manning
                                         Executive Director


                                 THE BOSTON BANCORP


                                 By:     /s/ Robert E. Lee
                                         ------------------------------
                                         Robert E. Lee
                                         President and Chief Executive
                                         Officer


                                 By:     /s/ David L. Smart
                                         -------------------------------
                                         David L. Smart
                                         Vice President and Treasurer